SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): May 29, 2014

THINSPACE TECHNOLOGY, INC.

 (Exact name of registrant as specified in its charter)

Delaware	000-52524	43-2114545
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5535 S. Williamson Blvd, Unit 751
Port Orange, FL 32128
(Address of principal executive offices) (zip code)

 786-763-3830
(Registrant’s telephone number)

____________________
(Former name and address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Company under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On May 29, 2014, Thinspace Technology, Inc. (the “Company”) entered into and closed a Securities Purchase Agreement (the “CPUS Purchase Agreement”), with CP US Income Group, LLC (“CPUS”), pursuant to which the Company sold to CPUS an 8% Convertible Debenture in the principal amount of $265,000 (the “CPUS Debenture”). The CPUS Debenture has a maturity date of May 29, 2017.

On May 29, 2014, the Company entered into a Securities Purchase Agreement (the “Greystone Purchase Agreement”), with Greystone Capital Partners, Inc. (“Greystone”), pursuant to which the Company sold to Greystone an 8% Convertible Debenture in the principal amount of up to $617,500 (the “Greystone Debenture”). The Greystone Debenture has a maturity date of May 29, 2017.  Pursuant to the terms of the Greystone Debenture, Greystone paid the Company $56,000 upon the issuance of the Greystone Debenture and any additional payments (up to a maximum of $617,500) may be made by Greystone to the Company in Greystone’s discretion during the two  year period commencing on the date of issuance.

On May 29, 2014, the Company entered into a Securities Purchase Agreement (the “IBC Funds Purchase Agreement”, and collectively with the CPUS Purchase Agreement and the Greystone Purchase Agreement, the “Debenture Purchase Agreements”),with IBC Funds LLC ( “IBC Funds”), pursuant to which the Company sold to IBC Funds an 8% Convertible Debenture in the principal amount of up to $617,500 (the “IBC Funds Debenture”). The IBC Funds Debenture has a maturity date of May 29, 2017.  Pursuant to the terms of the IBC Funds Debenture, IBC Funds paid the Company $100,000 upon the issuance of the IBC Funds Debenture and any additional payments (up to a maximum of $617,500) may be made by IBC Funds to the Company in IBC Funds’ discretion during the two year period commencing on the date of issuance.

Interest under the CPUS Debenture, Greystone Debenture and IBC Funds Debenture (collectively, the “Debentures”) shall accrue on the outstanding principal balance at an annual rate equal to 8% from the date that the principal was advanced and shall be payable annually in cash, or at the Company’s option, in shares of common stock.  The Debentures are convertible, commencing six months from the date of issuance, into shares of the Company’s common stock at a conversion price per share of 40% of the lowest closing bid price for the Company’s common stock during the previous 20 trading days.  The conversion price under the Debentures is subject to adjustment in the event of sales by the Company of common stock or securities convertible into common stock at a price per share lower than the then-effective conversion price, to such lower price, subject to certain exceptions.

In connection with the foregoing, the Company relied upon the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended, for transactions not involving a public offering.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 3.02.

Item 5.01 Changes in Control of Registrant.

On May 29, 2014, Owen Dukes, the Company’s Chief Executive Officer and director, and the Company entered into and closed individual Stock Purchase Agreements with CPUS, IBC Equity Holdings, Inc. (“IBC Holdings”) and Thalia Woods Management Inc. (“Thalia Woods”) (collectively, the “Dukes SPAs”), pursuant to which Mr. Dukes sold an aggregate of 38,500,000 shares of the Company’s common stock, constituting 100% of Mr. Dukes’s shares and 41.9% of the Company’s outstanding shares of common stock, for an aggregate purchase price of $756,452.92, as follows:

•	CPUS purchased 3,487,438 shares of common stock for the purchase price of $384,950.14, of which $345,765.73 was paid at closing and $39,184.41 will be paid on May 29, 2015.

•	IBC Holdings purchased 2,491,027 shares of common stock for the purchase price of $274,964.39, of which $246,975.53 was paid at closing and $27,988.86 will be paid on May 29, 2015.

•	Thalia Woods purchased 32,521,535 shares of common stock for the purchase price of $96,538.39, of which $86,711.66 was paid at closing and $9,826.73 will be paid on May 29, 2015.

On May 29, 2014, Robert Zysblat, the Company’s President and director, and the Company entered into and closed individual Stock Purchase Agreements with CPUS, IBC Holdings and Thalia Woods (collectively, the “Zysblat SPAs”), pursuant to which Mr. Zysblat sold an aggregate of 38,777,354 shares of the Company’s common stock, constituting 100% of Mr. Zysblat’s shares and 42.2% of the Company’s outstanding shares of common stock, for an aggregate purchase price of $773,094.16, as follows:

•	CPUS purchased 3,512,562 shares of common stock for the purchase price of $393,418.67, of which $354,234.26 was paid at closing and $39,184.41 will be paid on May 29, 2015.

•	IBC purchased 2,508,973 shares of common stock for the purchase price of $281,013.34, of which $253,024.48 was paid at closing and $27,988.86 will be paid on May 29, 2015.

•	Thalia Woods purchased 32,755,819 shares of common stock for the purchase price of $ 98,662.14, of which $88,835.41 was paid at closing and $9,826.73 will be paid on May 29, 2015.

The closing of the Dukes SPAs and Zysblat SPAs resulted in a change in control of the Company. As of May 29, 2014, following the closing of the Dukes SPAs and Zysblat SPAs, CPUS, IBC Holdings and Thalia Woods own 7,000,000, 5,000,000 and 65,277,354 shares, respectively, of the Company’s outstanding common stock, representing 7.6%, 5.4%, and 71.0% of the Company’s outstanding shares of common stock, respectively.

The source of funds for the Dukes SPAs and Zysblat SPAs was working capital of CPUS, IBC Holdings, and Thalia Woods, as applicable. With respect to Thalia Woods, the source of funds also included proceeds from the sale of 75,000 shares of the Company’s Series B Preferred Stock to IBC Funds.

Michael Brodsky, a director of the Company, is the President of Thalia Woods.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Robert Zysblat and Owen Dukes

Effective May 29, 2014, Robert Zysblat resigned as the President and a director of the Company pursuant to a Termination Agreement (the “Zysblat Termination Agreement”) entered into between the Company and Mr. Zysblat. Pursuant to the Zysblat Termination Agreement, the employment agreement, dated December 31, 2013, between the Company and Mr. Zysblat was terminated and the Company paid Mr. Zysblat $8,622 in accrued expenses and $3,366 for medical benefits. The Company agreed to indemnify Mr. Zysblat, for a period of up to three years, against any losses arising from any breach by the Company of a representation, warranty or covenant under the note and related documentation issued by the Company to HSBC (“HSBC Note”) or the Stock Purchase Agreement between the Company and Goldcrest Distribution Limited and related documentation (“Goldcrest Financial Note”). Mr. Zysblat agreed to maintain full non-modified compliance with his obligations under the HSBC Note and the Goldcrest Financial Note and agreed to indemnify the Company against any losses arising out of (i) any promises or agreements by Mr. Zysblat, to employees, contractors, and third-parties as to stock grants, options, or unpaid cash payments or bonuses except for those outlined in disclosed compensation plans and employment agreements, and (ii) Mr. Zysblat failing to maintain his personal guarantees in full force and good standing, or Mr. Zysblat taking or causing any actions that would result in the HSBC Note or the Goldcrest Financial Note and related loan facilities to be in default. Mr. Zysblat will remain a director of the Company’s United Kingdom subsidiary.

Effective May 29, 2014, Owen Dukes resigned as the Chief Executive Officer and a director of the Company pursuant to a Termination Agreement (the “Dukes Termination Agreement”, and collectively with the Zysblat Termination Agreement, the “Termination Agreements”) entered into between the Company and Mr. Dukes. Pursuant to the Dukes Termination Agreement, the employment agreement, dated December 31, 2013, between the Company and Mr. Dukes was terminated. The Company agreed to indemnify Mr. Dukes, for a period of up to three years, against any losses arising out of any breach by the Company of a representation, warranty or covenant under the HSBC Note or the Goldcrest Financial Note. Mr. Dukes agreed to maintain full non-modified compliance with his obligations under the HSBC Note and the Goldcrest Financial Note and agreed to indemnify the Company against any losses arising out of (i) any promises or agreements by Mr. Dukes, to employees, contractors, and third-parties as to stock grants, options, or unpaid cash payments or bonuses except for those outlined in disclosed compensation plans and employment agreements, and (ii) Mr. Dukes failing to maintain his personal guarantees in full force and good standing, or Mr. Dukes taking or causing any actions that would result in the HSBC Note or the Goldcrest Financial Note and related loan facilities to be in default. Mr. Dukes will remain a director of the Company’s United Kingdom subsidiary.

Appointment of Jay Christopher Bautista

Effective May 29, 2014, Jay Christopher Bautista, 43, was appointed Chief Executive Officer and Principal Financial Officer of the Company. Mr. Bautista  will also be appointed to the Company’s Board of Directors, effective upon the Company’s meeting its information obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  From January 2011 to May 2014, Mr. Bautista served as a Principal of Infosys Limited, conducting technology and strategy consulting and systems integration.  From July 2010 to January 2011, Mr. Bautista served as a Client Service Manager for Enterprise Mobile.  Prior to his position at Enterprise Mobile, he served as Senior Manager at inCode Telecom, a technology and strategy consulting company, from June 2007 to September 2009.  Mr. Bautista holds a Bachelor of Science from Miami University and an MBA with honors from Southern Methodist University.

In connection with Mr. Bautista’s appointment as the Company’s Chief Executive Officer, the Company entered into an employment agreement with Mr. Bautista, dated May 29, 2014 (the “Bautista Employment Agreement”). Pursuant to the Bautista Employment Agreement, the Company agreed to pay Mr. Bautista an annual salary of $185,000, and issued to Mr. Bautista (i) 200,000 shares of common stock, which must be returned to the Company if Mr. Bautista terminates employment with the Company within two years from the date of issuance; and (ii) a ten-year option to purchase 5,000,000 shares of common stock with an exercise price at the closing trading price as of the date employment begins (which was $0.17), which will vest as follows: 1,000,000 shares after 12 months of employment, 2,000,000 shares after 24 months of employment and 2,000,000 shares after 36 months of employment. Upon a change of control, merger or acquisition involving the Company, 50% of the unvested stock options will accelerate their vesting schedule and become exercisable. The Bautista Employment Agreement has a term of three years. In the event the Company terminates Mr. Bautista prior to expiration of the term without cause (as defined under the Bautista Employment Agreement), Mr. Bautista will be entitled to a payment of six months base salary.

Effective upon the Company meeting its information obligations under the Exchange Act, Scott Weiselberg, 43, will be appointed to the  Company’s board of directors. Over the past five years, Mr. Weiselberg has been a principal owner and partner in Kopelowitz Ostrow Ferguson Weiselberg, P.A., a full service law firm in Fort Lauderdale, FL.  His practice during the past five years has principally involved the representation of business entities in corporate transactions and/or general complex business litigation.

The foregoing descriptions of the Debenture Purchase Agreements, Debentures, Termination Agreements, and  Bautista Employment Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the documents, which are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Securities Purchase Agreement by and between Thinspace Technology, Inc. and CP US Income Group, LLC, dated May 29, 2014

10.2	Debenture, dated May 29, 2014, issued to CP US Income Group, LLC

10.3	Securities Purchase Agreement by and between Thinspace Technology, Inc. and Greystone Capital Partners, Inc., dated May 29, 2014

10.4	Debenture, dated May 29, 2014, issued to Greystone Capital Partners, Inc.

10.5	Securities Purchase Agreement by and between Thinspace Technology, Inc. and IBC Funds LLC, dated May 29, 2014

10.6	Debenture, dated May 29, 2014, issued to IBC Funds LLC

10.7	Termination Agreement by and between Thinspace Technology, Inc. and Robert Zysblat, dated May 29, 2014

10.8	Termination Agreement by and between Thinspace Technology, Inc. and Owen Dukes, dated May 29, 2014

10.9	Employment Agreement by and between Thinspace Technology, Inc. and Jay Christopher Bautista, dated May 29, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THINSPACE TECHNOLOGY, INC.

Dated: June 4, 2014	By:	/s/ Jay Christopher Bautista
Name: Jay Christopher Bautista
Title: Chief Executive Officer